Filed with the Securities and Exchange Commission on August 4, 1999
                                                      Registration No. 333-82455
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                                   KFX INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in our charter)

           Delaware                                               84-1079971
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


       1999 Broadway, Suite 3200, Denver, Colorado 80202, (303) 293-2992
       -----------------------------------------------------------------
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)

                            -----------------------

                               Theodore Venners
       1999 Broadway, Suite 3200, Denver, Colorado 80202, (303) 293-2992
       -----------------------------------------------------------------
           (Name, address, including ZIP code, and telephone number,
                  including area code, of agent for service)
                             ____________________

                                  Copies To:
                            Warren L. Troupe, Esq.
                             Melissa L. Mong, Esq.
                            Morrison & Foerster LLP
             370 17th Street, Suite 5200, Denver, Colorado  80202
                                (303) 592-1500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses to be borne by the Registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the common stock hereunder.

                                                            Payable by the
                                                              Registrant
                                                            --------------

        SEC registration fee                                  $   1,735.33
        Accounting fees and expenses......................        2,500.00
        Legal fees and expenses...........................       15,000.00
        Printing costs....................................          500.00
        Blue Sky fees and expenses........................          250.00
        Miscellaneous.....................................          250.00

        Total.............................................    $  20,235.33

     The foregoing items, except for the SEC registration fee, are estimated.

Item 15.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, and our certificate of incorporation enables a corporation in our original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     We have implemented such indemnification provisions in our certificate of incorporation, providing that officers and directors shall be entitled to be indemnified by us to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of us.

     The above discussion of our certificate of incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation and statutes.

     Under Section 145(g) of the DGCL, we maintain insurance on behalf of the directors and officers serving at our request.

Item 16.  Exhibits.

     The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

     5.1 Opinion of Morrison & Foerster, LLP as to the legality of the common stock being registered. (1)

     10.1 Agreement between KFx Inc. and Thermo Ecotek Corporation, dated as of June 12, 1999. (2)

     23.1  Consent of Morrison & Foerster, LLP (see Exhibit 5.1). (1)

     23.2  Consent of PricewaterhouseCoopers LLP. (1)
__________
(1) Previously filed.
(2) Filed herewith.


Item 17.  Undertakings.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) if the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on

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Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (5) the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 3rd day of August, 1999.

                  KFx Inc.
                  (Registrant)


                          By:   /s/ Theodore Venners
                          -------------------------------------------
                          Name: Theodore Venners
                          Title: Chairman of the Board of Directors, President
                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  August 3, 1999               By: /s/ Theodore Venners
                                       -------------------------------------
                                       Theodore Venners
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

Date:  August 3, 1999               By: /s/ Seth L. Patterson
                                       -------------------------------------
                                       Seth L. Patterson
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Financial and Accounting
                                       Officer)

Date:  August 3, 1999               By: ***
                                       -------------------------------------
                                       Stanford M. Adelstein
                                       Director

Date:  August 3, 1999               By: ***
                                       -------------------------------------
                                       Vincent N. Cook
                                       Director

Date:  August 3, 1999               By: ***
                                       -------------------------------------
                                       Brian D. Holt
                                       Director

Date:  August 3, 1999               By: ***
                                       ---------------------------
                                       Jack C. Pester
                                       Director

Date:  August 3, 1999               By: ***
                                       ---------------------------
                                       Stanley G. Tate
                                       Director

---------
*** By  /s/ Theodore Venners
       --------------------
       Theodore Venners, as
       attorney-in-fact

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                                 EXHIBIT INDEX


5.1 Opinion of Morrison & Foerster, LLP as to the legality of the common stock being registered. (1)

10.1  Agreement between KFx Inc. and Thermo Ecotek Corporation, dated as of June
        12, 1999. (2)

23.1  Consent of Morrison & Foerster, LLP (see Exhibit 5.1). (1)

23.2  Consent of PricewaterhouseCoopers LLP. (1)

________________
(1)  Previously filed.
(2)  Filed herewith.